                   FIRST BUSINESS BANK OF KANSAS CITY, N.A.
                                SPECIAL MEETING
                            YOUR VOTE IS IMPORTANT!
                    UNDER MISSOURI LAW, THE FAILURE TO VOTE
           Will Have the Same Effect as a Vote Against the Merger.

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted.

      1. Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation, or other entity, the full title as such should be given.

      2. Mail the completed card with signature in the enclosed reply envelope to:

                   American Stock Transfer and Trust Company
                   40 Wall Street
                   New York, NY 10005

If you have any questions regarding completion of this proxy card, contact Gayle Matsuoka at First Business Bank of Kansas City, N.A. at (816) 561-1000.

                Please Detach and Mail in the Envelope Provided

--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.

The Board of Directors Recommends a Vote FOR the Following Proposal:

     Approval of the Bank Merger Agreement, dated as of December 10, 1999, as amended, by and among Gold Bank and First Business Bank of Kansas City, N.A. (the "Agreement").

   FOR [_]   AGAINST [_]   ABSTAIN [_]

     Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including without limitation upon any proposal to postpone or adjourn the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

Should any joint tenants be deceased please attach certified copy of the death certificate or affidavit of death.


____________________    __________________________    __________________________
   SIGNATURE                   PRINTED NAME              TITLE (If Applicable)



______________________________________________________  _____________, 2000
          SIGNATURE(s) IF HELD JOINTLY                          DATED


Note: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

                                SPECIAL MEETING

                         PROXY/VOTING INSTRUCTION CARD

                    FIRST BUSINESS BANK OF KANSAS CITY, N.A

                                  COMMON STOCK

                          Proxy for Special Meeting
                  of Stockholders to be held on March 6, 2000

     The undersigned hereby appoints Robert J. Gourley and Frederick B. Poccia, Jr. and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of common stock of the undersigned as specified on the reverse side at the special meeting of stockholders of Inc. First Business Bank of Kansas City, N.A. to be held on March 6, 2000, and any adjournment or postponements thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE.

               (Continued and to be signed on the reverse side)